Exhibit 10.2

PLEDGE AGREEMENT

This Pledge Agreement dated as of July 15, 2005 is between ACT Teleconferencing, Inc., a Colorado corporation (“Pledgor”), and Dolphin Direct Equity Partners, LP, a Delaware limited partnership (“Secured Party”). Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement dated as of date hereof (as it may be amended or otherwise modified, the “Loan Agreement”) between Pledgor and Secured Party, and if not so assigned, in the Uniform Commercial Code as in effect from time to time in the State of New York.

Concurrently herewith, Pledgor and Secured Party are entering into the Loan Agreement pursuant to which Pledgor is requesting the Term Loan from Secured Party and Secured Party is making the Term Loan to Pledgor.

As a condition precedent to such Term Loan, Secured Party has required Pledgor to secure its obligations under the Loan Agreement by pledging the assets referred to herein.

Therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Collateral.

(a) Pledgor hereby assigns and pledges to Secured Party for its benefit and the benefit of all other Lenders (as referred to in the Loan Agreement), if any, a security interest in and to all of Pledgor’s right, title and interest in and to the following (the “Collateral”): (i) the shares of all capital stock, limited liability interests and other equivalent equity interests of the subsidiaries of Pledgor identified on Exhibit A (the “ACT Entities”), which shares and interests are also identified on Exhibit A (the “Shares”); (ii) all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, options, substitutions, exchanges and other distributions now or hereafter distributed by the ACT Entities in respect of or otherwise in connection with the Shares or that may hereafter be delivered to the possession of Pledgor or Secured Party in respect of or otherwise in connection with the Shares; (iii) Pledgor’s records with respect to the foregoing; and (iv) the proceeds of all of the foregoing.

(b) This Agreement secures the payment and performance of all obligations of Pledgor to the Secured Party now or hereafter existing under this Agreement and the other Transaction Documents, whether for principal, interest, costs, expenses, indemnities or otherwise (all of such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Pledgor under any Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor.

(c) Pledgor shall deliver to Secured Party or an authorized agent of Secured Party as directed by Secured Party (“Secured Party’s Agent”), all certificates representing the Shares together with stock powers endorsed in blank, and other instruments, documents and agreements as Secured Party may reasonably deem necessary to perfect any security interest granted or required to be granted under this Agreement promptly after Pledgor’s receipt thereof.

2. Release Upon Termination and Payment of All Indebtedness. Upon payment in full of all indebtedness and the satisfaction of all of the Secured Obligations, Secured Party shall release the security interest in the Collateral, file termination statements with respect to all financing statements covering the Collateral and cause any Collateral in its possession to be returned to Pledgor, all at the cost and expense of Pledgor.

3. Reserved.

4. Representations and Warranties. Pledgor represents and warrants that:

4.1 Organization. Pledgor is the type of entity set forth in the preamble hereto, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation as set forth in the preamble hereto. Pledgor is qualified or licensed to conduct its business and is in good standing in each jurisdiction where the nature of its activities or the character of the properties utilized in its business make such qualification or licensing necessary.

4.2 Power and Authority; Authorization; Enforceability; No Conflicts; Etc.

(a) Pledgor has full corporate power and authority to own its assets and to carry on its business as it is now being conducted and to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) The execution, delivery and performance by Pledgor of this Agreement and the other Transaction Documents to which Pledgor is a party and the consummation by Pledgor of the transactions contemplated hereby and thereby have been duly authorized by all requisite action of Pledgor.

(c) This Agreement and the other Transaction Documents to which Pledgor is a party have been duly and validly executed and delivered by Pledgor and constitute the legal, valid and binding obligations of Pledgor, enforceable against it in accordance with their respective terms.

(d) The execution and delivery by Pledgor of this Agreement and each of the other Transaction Documents to which it is a party, the performance by Pledgor of its obligations hereunder and thereunder and the consummation by Pledgor of the transactions contemplated hereby and thereby do not:

(i) violate any provision of the certificate of incorporation or bylaws or other applicable charter or organizational document of Pledgor;

(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any oral or written agreement, instrument, contract, undertaking, mortgage, indenture, lease, license or other understanding to which Pledgor is a party or by which any of the properties or assets of Pledgor may be bound or otherwise subject; or

(iii) contravene or violate any law applicable to Pledgor or any of its properties or assets.

(e) No Consent of any governmental entity or other Person is required to be made or obtained by Pledgor in connection with the execution, delivery and performance by Pledgor of this Agreement or any other Transaction Document to which Pledgor is a party or the consummation by Pledgor of the transactions contemplated hereby and thereby.

4.3 The Shares. Pledgor is the record and beneficial owner of all of the Shares, which constitute all of the issued and outstanding shares of the capital stock, limited liability interests or other equivalent equity interests of the ACT Entities. The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

4.4 Title to Collateral. Pledgor has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens other than Liens granted as of the date hereof, if any, by Pledgor to Silicon Valley Bank pursuant to the Senior Credit Agreement to secure the Existing Senior Indebtedness (the “Senior Lien”).

4.5 Security Interest. The security interest granted by Pledgor to Secured Party in the Collateral constitutes a valid Lien and security interest in the Collateral, subject to no Lien other than the Senior Lien.

5. Covenants. Pledgor covenants that:

5.1 Notice of Actions. Pledgor shall promptly give written notice to Secured Party of the institution of any action involving any part of the Collateral, or any of the transactions contemplated by this Agreement.

5.2 Defense of Claims and Demands. Pledgor shall defend and enforce its right, title and interest in and to each and every part of the Collateral, and Pledgor shall defend Secured Party’s right, title and interest in and to each and every part of the Collateral, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

5.3. Stock Dividends, Distributions, etc. Subject to any applicable and effective provision of the SVB Subordination Agreement, if, while this Agreement is in effect, Pledgor becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any Collateral, Pledgor agrees to accept the same as agent for Secured Party and to hold the same in trust on behalf of and for the benefit of Secured Party and to deliver the same forthwith to Secured Party or Secured Party’s Agent in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by Secured Party or Secured Party’s Agent, as additional collateral security for the Secured Obligations. Any sums paid on or in respect of the Collateral on the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party or Secured Party’s Agent, to be held by Secured Party, as additional collateral security for the Secured Obligations; and if any distribution of capital is made on or in respect of the Shares or any property is distributed on or with respect to the Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization of the issuer thereof, the property so distributed shall be delivered to Secured Party or Secured Party’s Agent, to be held by Secured Party or Secured Party’s Agent, subject to the terms and conditions hereof, as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Shares that are received by Pledgor shall, until paid or delivered to Secured Party or Secured Party’s Agent, be held by Pledgor in trust as additional collateral security for the Secured Obligations.

5.4 Other Actions. Pledgor will not (a) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, any interest therein or any proceeds thereof (except for the Lien created by this Agreement, the Senior Lien, and the Permitted Encumbrances) or (b) vote to dissolve, merge, consolidate or sell or otherwise dispose of all or substantially all of the assets of the issuer of any Shares, except as expressly permitted by the Loan Agreement.

6. Events of Default; Rights and Remedies on Default.

6.1 Event of Default.

(a) The occurrence of any one or more of the following shall constitute an “Event of Default”:

(b) Pledgor shall fail to duly observe or perform any covenant or agreement made by it hereunder; or

(c) An “Event of Default” under (and as defined in) the Note, the Loan Agreement, the Security Agreement or any other Transaction Document shall occur.

6.2 Remedies.

(a) If an Event of Default shall have occurred and be continuing, Secured Party may at its option, subject to any applicable and effective provision of the SVB Subordination Agreement:

(i) without presentment, demand, notice, protest or legal process of any kind, declare all of the Secured Obligations immediately due and payable;

(ii) immediately exercise all enforcement and other ownership rights pertaining to any or all of the Collateral as though Secured Party was the outright owner of such Collateral;

(iii) sell, assign and deliver the whole or, from time to time, any part of the Collateral at any private sale or at public auction, in accordance with the Uniform Commercial Code; and

(iv) exercise any other remedy specifically granted under this Agreement, the Note, the Loan Agreement, the Security Agreement or any other Transaction Document now or hereafter existing in equity, at law, by virtue of statute (including, without limitation, the Uniform Commercial Code), whether as a secured party in possession of collateral or otherwise.

(b) At any sale made pursuant to Section 6.2(a), Secured Party may bid for and purchase, free from any right or equity of redemption on the part of Pledgor (the same being hereby waived and released), any part of or all of the Collateral that is offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party by Pledgor as a credit against the purchase price.

(c) Secured Party shall apply the proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Secured Party under the provisions of this Agreement, after deducting all reasonable costs and expenses of collection, sale and delivery incurred by Secured Party in connection with such sale, towards the payment of the Secured Obligations. After full and final payment to Secured Party in cash of all such Secured Obligations, Secured Party shall remit any surplus to Pledgor.

(d) Unless and until there occurs an Event of Default under this Agreement, Pledgor shall be entitled to receive all cash dividends paid in respect of the Shares owned by it, to vote the Shares and to give consents, waivers and ratifications in respect of the Shares; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would (i) directly or indirectly impair the Collateral, (ii) be inconsistent with or violate any provision of this Agreement or any other Transaction Document or (iii) approve any merger or consolidation with or any sale of substantially all of the assets of the issuer of any of the Shares, except as expressly permitted by the Loan Agreement. If an Event of Default has occurred and is continuing, all rights of the Pledgor to receive cash dividends or other distributions in respect of the Shares shall cease, and all such dividends and distributions shall forthwith be paid over and delivered to the Secured Party or Secured Party’s Agent for application to payment of the Secured Obligations and, until so paid over or delivered, shall be held by Pledgor in trust as additional collateral security for the Secured Obligations.

6.3 Notice. Any notice required to be given by Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by Secured Party, may be given in any manner provided for delivery of notices in this Agreement, five days prior to such proposed action, and, if so given, shall constitute commercially reasonable and fair notice thereof to Pledgor.

6.4 Costs. Pledgor shall pay all fees and reasonable expenses incurred by Secured Party in connection with the transactions contemplated hereby and the other Transaction Documents to which Pledgor is a party (including, without limitation, the enforcement of their terms), including, but not limited to, Secured Party’s reasonable attorney’s fees.

7. Power of Attorney. Pledgor authorizes Secured Party and does hereby make, constitute and appoint Secured Party, with full power of substitution, as Pledgor’s true and lawful attorney-in-fact, with power, in its own name or in the name of Pledgor upon the occurrence and continuation of an Event of Default: (a) to pay or discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; and (b) generally, to do, at Secured Party’s option and at Pledgor’s expense, all acts and things that Secured Party deems reasonably necessary and without notice to Pledgor to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement and the Loan Agreement. This power of attorney is coupled with an interest and shall be irrevocable.

8. Miscellaneous.

8.1 No Set-Off, Etc. All payments under this Agreement and the other Transaction Documents to which Pledgor is a party shall be made by Pledgor to the obligee thereof without defense, set-off or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Pledgor shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Transaction Documents to which Pledgor is a party, and on all payments to be made by the Pledgor and the ACT Entities hereunder and thereunder (other than the income taxes payable by the payees under the Loan Agreement) and all taxes payable in connection with or related to the Collateral.

8.2 Notices. All notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile transmission, by first-class mail (postage prepaid, return receipt requested), or by overnight delivery by a recognized overnight courier service (all costs prepaid) to the parties at the following addresses or facsimile numbers:

If to Pledgor or any ACT Entity:

ACT Teleconferencing, Inc.
1526 Cole Boulevard
Suite 300
Golden, Colorado 80401
Facsimile: (303) 235-4399
Attention: Edward J. Bernica, CFO

and a copy to:

Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
Facsimile: (303) 607-3600
Attention: William J. Campbell

If to Secured Party, to:

Dolphin Advisors, LLC
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
Attention: Carlos Salas
Telecopier No.: (212) 202-3817

and a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Gary J. Simon
Telecopier No.: (212) 299-6770

All such notices, requests and other communications will be deemed given upon receipt thereof. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving like notice specifying such change to the other party hereto.

8.3 No Waiver. Secured Party’s failure, at any time or times hereafter, to require strict performance by Pledgor of any provision of this Agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Secured Party of any Event of Default by Pledgor under this Agreement shall not suspend, waive or affect any other Event of Default by Pledgor under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Pledgor contained in this Agreement and no Event of Default by Pledgor under this Agreement shall be deemed to have been suspended or waived by Secured Party, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and signed by an officer or other authorized person of Secured Party and directed to Pledgor.

8.4 Entire Agreement. This Agreement and the other Transaction Documents supersede all prior and/or contemporaneous negotiations, understandings, discussions and agreements (written or oral) between the parties with respect to the subject matter hereof (all of which are merged herein and therein) and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

8.5 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the state of New York applicable to contracts made and to be performed wholly therein.

8.6 Jurisdiction. Each of Pledgor and Secured Party hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of Pledgor and Secured Party irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 8.2.

8.7 Waiver of Jury Trial. EACH OF PLEDGOR AND SECURED PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE TRANSACTION DOCUMENTS.

8.8 Assignment. Except as expressly required under Section 8 of the Loan Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by Pledgor without the prior written consent of Secured Party, and any purported assignment without such consent shall be null and void.

8.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.10 No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person not a party hereto.

8.11 Amendment and Waiver. Any term of this Agreement may be amended only by the written consent of all parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by a writing signed by the party for whose benefit such term is to be performed. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as waiver or extension of any other subsequent condition or obligation.

8.12 Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

8.13 Conventions.

(a) Whenever the context so requires, each pronoun or verb used herein will be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein will be construed in the masculine, feminine or neuter sense. The terms “herein,” “hereto,” “hereof,” “hereby,” and “hereunder,” and other terms of similar import, refer to this Agreement as a whole, and not to any section or other part hereof.

(b) The term “include” and its forms shall be construed as if followed by the phrase “without limitation.

8.14 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

[The next page is the signature page]

The parties have executed and delivered this Pledge Agreement as of the date first written above.

ACT TELECONFERENCING, INC.

By:
Name:
Title:

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC
its managing general partner

By:	Dolphin Management Inc.
its managing member

By:
Name:	Peter E. Salas
Title:	President

EXHIBIT A

SHARES

ACT Entity – directly wholly-owned	Jurisdiction	Certificate No.	Shares